UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 6, 2013

Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

(952) 564-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On June 6, 2013, the shareholders of Wireless Ronin Technologies, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated 2006 Equity Incentive Plan to increase the total number of shares for which awards may be granted under such plan from 720,000 to 1,720,000. The terms and conditions of such plan are set forth under the caption “Proposal No. 3 Amendment to Amended and Restated 2006 Equity Incentive Plan” in our Definitive Schedule 14A (Proxy Statement) filed with the Securities and Exchange Commission on April 26, 2013. Such description, which is qualified in its entirety by reference to the Amended and Restated 2006 Equity Incentive Plan at Exhibit 10.1 to this report, is incorporated by reference in response to this Item 5.02.

On June 6, 2013, the Company’s shareholders approved an amendment to the Company’s Amended and Restated 2006 Non-Employee Director Stock Option Plan to increase the total number of shares for which awards may be granted under such plan from 200,000 to 700,000. The terms and conditions of such plan are set forth under the caption “Proposal No. 4 Amendment to Amended and Restated 2006 Non-Employee Director Stock Option Plan” in our Definitive Schedule 14A (Proxy Statement) filed with the Securities and Exchange Commission on April 26, 2013. Such description, which is qualified in its entirety by reference to the Amended and Restated 2006 Non-Employee Director Stock Option Plan at Exhibit 10.2 to this report, is incorporated by reference in response to this Item 5.02.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) The Company held its annual meeting of shareholders on June 6, 2013. The matters that were voted upon at the meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

(b) Stephen F. Birke, Michael C. Howe, Scott W. Koller, Kent O. Lillemoe and Howard P. Liszt were elected directors of the Company for the ensuing year and until their successors shall be elected and duly qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Stephen F. Birke	1,617,954	100,102	3,274,889
Michael C. Howe	1,660,553	57,503	3,274,889
Scott W. Koller	1,674,341	43,715	3,274,889
Kent O. Lillemoe	1,652,899	65,157	3,274,889
Howard P. Liszt	1,645,240	72,816	3,274,889

The proposal to approve the amendment to Article 3 of the Company’s Articles of Incorporation, as amended, to increase the number of shares of authorized common stock from 10,000,000 to 50,000,000 was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
1,575,636	104,280	38,140	3,274,889

The proposal to approve the amendment to the Company’s Amended and Restated 2006 Equity Incentive Plan to increase the total number of shares for which awards may be granted under such plan from 720,000 to 1,720,000 was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
1,495,578	175,406	47,072	3,274,889

The proposal to approve the amendment to the Company’s Amended and Restated 2006 Non-Employee Director Stock Option Plan to increase the total number of shares for which awards may be granted under such plan from 200,000 to 700,000 was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
1,545,030	146,669	26,357	3,274,889

The proposal regarding advisory approval of the Company’s executive compensation program was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
1,582,094	107,735	28,227	3,274,889

The proposal regarding advisory approval of the frequency of shareholder votes on the Company’s executive compensation program was voted upon with voting results as follows:

Every Year	Every Other Year	Every Three Years	Abstain	Broker Non-Votes
266,072	48,570	1,333,509	69,905	3,274,889

Because “every three years” did not receive the support of a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, the Company has determined that it will include a shareholder vote on the compensation of executives in its proxy materials every year until the next required vote on frequency of shareholder votes on compensation of executives.

The proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
4,901,778	24,501	66,666	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2013	Wireless Ronin Technologies, Inc.

	By:	/s/ Scott N. Ross
Scott N. Ross
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated 2006 Equity Incentive Plan (incorporated by reference to our Definitive Schedule 14A (Proxy Statement), filed on April 26, 2013 (File No. 001-33169)).

10.2	Amended and Restated 2006 Non-Employee Director Stock Option Plan (incorporated by reference to our Definitive Schedule 14A (Proxy Statement), filed on April 26, 2013 (File No. 001-33169)).